UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the three-for-two stock split of Union Bankshares Corporation’s common stock, the Board of Directors of Union Bankshares Corporation (the “Company”) approved Articles of Amendment (the “Amendment”) to the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). The Amendment increases the Company’s authority to issue shares of its common stock from 24,000,000 shares to 36,000,000 shares and changes the par value of the common stock from $2.00 per share to $1.33 per share. The Amendment became effective on October 2, 2006 and is filed as Exhibit 3.1(a) hereto and incorporated herein by reference. The Articles of Incorporation in their entirety, including the Amendment, are filed as Exhibit 3.1(b) hereto and incorporated herein by reference.

Item 8.01 Other Events.

The Company completed a three-for-two stock split of its common stock on October 2, 2006. The Company expects to begin delivering certificates representing the additional shares of common stock on or about October 13, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	(a)	Articles of Amendment to Union Bankshares Corporation’s Restated Articles of Incorporation, as amended, effective October 2, 2006.

3.1	(b)	Restated Articles of Incorporation of Union Bankshares Corporation, as amended, effective October 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: October 3, 2006	By:	/s/ Janis Orfe
Janis Orfe
General Counsel/Senior Vice President/
Corporate Secretary

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Index to Exhibits

Exhibit No.	Description
3.1(a)	Articles of Amendment to Union Bankshares Corporation’s Restated Articles of Incorporation, as amended, effective October 2, 2006.

3.1(b)	Restated Articles of Incorporation of Union Bankshares Corporation, as amended, effective October 2, 2006.